     As filed with the Securities and Exchange Commission on June 27, 2001

                           Registration No. ________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-8


                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                          Allied Research Corporation
                          ---------------------------
            (Exact name of Registrant as specified in its charter)


        Delaware                                             04-2281015
   ------------------                                       ------------
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification No.)


8000 Towers Crescent Drive, Suite 260, Vienna, Virginia            22182
--------------------------------------------------------------------------------
(Address of Registrant's Principal Executive Offices)            (Zip Code)


                          ALLIED RESEARCH CORPORATION
                          2001 EQUITY INCENTIVE PLAN
                          --------------------------
                           (Full title of the plan)


Name, address and telephone             Please send copies
number of agent for service:            of all communications to:

John G. Meyer, Jr.                      James E. Baker, Jr., Esq.
Executive Vice President                Baxter, Baker, Sidle, Conn & Jones, P.A.
and Chief Operating Officer             120 E. Baltimore Street, Suite 2100
Allied Research Corporation             Baltimore, Maryland 21202-1643
8000 Towers Crescent Drive              (410) 385-8122
Suite 260
Vienna, Virginia  22182
(703) 847-5268

                        CALCULATION OF REGISTRATION FEE

                                                  Proposed
Title of                         Proposed         Maximum
Securities       Amount          Maximum          Aggregate   Amount of
to be            to be           Offering Price   Offering    Registration
Registered       Registered (1)  Per Share (2)    Price (2)   Fee (2)
---------------  -------------   --------------   ---------   ------------
Common Stock,    240,000         $8.845           $2,122,800  $530.70
par value        shares
$.10 per share

(1) This Registration Statement shall also cover any additional shares of Common Stock of Registrant which become issuable under the Allied Research Corporation 2001 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act based on a price of $8.845 per share, the average of the high and low prices of the Common Stock of Registrant on June 22, 2001, as reported on the American Stock Exchange.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information
--------------------------

     The information required by Item 1 is included in documents sent or given to participants in the Allied Research Corporation 2001 Equity Incentive Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

Item 2.   Registrant Information and Employee Plan Annual Information
---------------------------------------------------------------------

     The written statement required by Item 2 is included in documents sent or given to participants in the Allied Research Corporation 2001 Equity Incentive Plan pursuant to Rule 428(b)(1) of the Securities Act.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
-------------------------------------------------

     The following documents are hereby incorporated by reference in this Registration Statement and made a part hereof:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission pursuant to
Section 13 of the Securities Exchange Act of 1934.

     (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (1) above.

     (3) The description of the Company's Common Stock contained in the registration statement filed by the Company under the Securities Exchange Act of 1934.

     (4) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
-----------------------------------

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel
------------------------------------------------

     Not Applicable.

Item 6.   Indemnification of Directors and Officers
---------------------------------------------------

     The Company's charter and by-laws provide that each director and each officer of the Company shall be indemnified by the Company to the fullest extent permitted by applicable law against all liability and loss suffered and expenses reasonably incurred by such person in connection with the defense of any action, suit or proceeding (including any appeal therein) in which they or any of them are made parties or a party by reason of being or having been directors or officers.

     Under the laws of the State of Delaware a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving another corporation at the request of the corporation, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a nolo contendere plea, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful. Indemnification of expenses (including attorneys' fees) is allowed in derivative actions except no indemnification is permitted in respect of any claim, issue or matter as to which any such person has been adjudged to be liable unless the trial court decides that indemnification is proper. To the extent any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees). A determination that the person to be indemnified met the applicable standard of conduct is made by the board of directors by majority vote of a quorum consisting of directors not a party to such action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel or by the stockholders. Expenses, including attorneys' fees, may be paid in advance upon receipt of undertakings to repay by the director or officer if it is ultimately determined that he is not entitled to be indemnified by the corporation. The right of indemnification and advancement of expenses continues as to any person who has ceased to be a director, officer or agent unless otherwise provided in the authorization.

Item 7.   Exemption from Registration Claimed
---------------------------------------------

     Not Applicable.

Item 8.   Exhibits
------------------

Exhibit No.    Description of Exhibits
-----------    -----------------------

4 Allied Research Corporation 2001 Equity Incentive Plan (incorporated by reference from the Registrant's Annual Proxy Statement for its June 6, 2001 Annual Meeting, File No.001-11376)

5                   Opinion of Baxter, Baker, Sidle, Conn & Jones, P.A.

23.1                Consent of Baxter, Baker, Sidle, Conn & Jones, P.A.
                    (contained in Exhibit 5)

23.2                Consent of Independent Certified Public Accountants

     The Allied Research Corporation 2001 Equity Incentive Plan is not subject to compliance with ERISA.

Item 9.   Undertakings
----------------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Virginia, on June 27, 2001.

                                   ALLIED RESEARCH CORPORATION



                                   By:      /s/ John G. Meyer, Jr.
                                       -------------------------------
                                       John G. Meyer, Jr.,
                                       Executive Vice President,
                                       Chief Operating Officer and
                                       Acting Chief Financial Officer



                                   By:      /s/ Karen M. Bauer
                                       -------------------------------
                                       Karen M. Bauer,
                                       Principal Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                   Title           Date
---------                                   -----           ----

        /s/  J. H. Binford Peay, III        Director        June 27, 2001
--------------------------------------
J. H. Binford Peay, III

        /s/  Harry H. Warner                Director        June 27, 2001
--------------------------------------
Harry H. Warner

        /s/ Clifford C. Christ              Director        June 27, 2001
--------------------------------------
Clifford C. Christ

        /s/ J. R. Sculley                   Director        June 27, 2001
--------------------------------------
J. R. Sculley

        /s/ Ronald H. Griffith              Director        June 27, 2001
--------------------------------------
Ronald H. Griffith


                                 EXHIBIT INDEX

Exhibit No.    Description of Exhibits
-----------    -----------------------

4 Allied Research Corporation 2001 Equity Incentive Plan (incorporated by reference from the Registrant's Annual Proxy Statement for its June 6, 2001 Annual Meeting, File No.001-11376)

5                   Opinion of Baxter, Baker, Sidle, Conn & Jones, P.A.

23.1                Consent of Baxter, Baker, Sidle, Conn & Jones, P.A.
                    (contained in Exhibit 5)

23.2                Consent of Independent Certified Public Accountants